Exhibit 99.1

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS, INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2003/71/EC (THIS DIRECTIVE, AND AMENDMENTS THERETO, INCLUDING THE 2010 PROSPECTUS DIRECTIVE AMENDING DIRECTIVE 2010/73/EU TO THE EXTENT IMPLEMENTED IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA, TOGETHER WITH ANY IMPLEMENTING MEASURES IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE EU DIRECTIVE 2003/71/EC, THE “PROSPECTUS DIRECTIVE”).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE “QUALIFIED INVESTORS” WITHIN THE MEANING OF ARTICLE 2(1)(E) OF THE PROSPECTUS DIRECTIVE. IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON

NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

NOTICE

on exercise of the pre-emptive rights for the acquisition of additional shares in JSC “RusHydro”

The open Joint Stock Company “RusHydro Federal Hydro-Generating Company” (hereinafter referred to both as the “Company”, and the “Issuer”), located in the Russian Federation, Krasnoyarsk Territory, Krasnoyarsk, Respubliki str., 51, announces that on December 3, 2012, the Federal Service for Financial Markets carried out the state registration of an issue of additional, registered, uncertified, JSC RusHydro shares, and of a prospectus, the former, (hereinafter referred to as one of the following; the “shares”, “additional shares”, “securities”, “securities placed”), being placed by an open subscription. The additional share issue of 110,000,000,000 (one hundred and ten billion) additional shares is registered under the state registration number 1-01-55038-E-041D (dated December 3, 2012), each share having a nominal value of: 1 (one) rouble.

1. Placement price of the Share:

The placement price of 1 (one) Issuer’s share, including that for the persons entered on the list of persons having the pre-emptive right to purchase Issuer’s shares is 1 (one) rouble 00 kopeks. The stated placement price is determined in accordance with decision of the Issuer’s Board of Directors made on December 10, 2012 (minutes No. 169 dated 10.12.12).

2. The set procedure for determining the number of Shares which can be acquired by each person with an entitlement to do so is as follows:

The maximum number of additional shares that a person is entitled to purchase under their preemptive right to purchase Shares of the Issuer is proportionate to the number of ordinary registered shares of the Issuer held by such a person as of October 11, 2012, and shall be calculated as follows:

X = Y * (110,000,000,000 / 317,637,520,094), where

X is the maximum number of Shares that may be acquired by a person having a pre-emptive right for acquisition of the Shares being placed;

Y is the number of ordinary registered shares of the Issuer held by a person having a preemptive right to purchase placed securities as of October 11, 2012 (being the date when the list of persons entitled to attend the extraordinary General Meeting of Shareholders of the Issuer that passed the Resolution on Increasing the Registered Capital of the Company, was drawn up);

110,000,000,000 (one hundred and ten billion) is the number of the Shares being placed by the Issuer pursuant to the Resolution on Additional Issue of Shares;

317,637,520,094 (three hundred and seventeen billion six hundred and thirty seven million five hundred and twenty thousand ninety four) is the number of the Issuer’s placed ordinary registered shares as of October 11, 2012 (being the date when the list of persons entitled to attend the extraordinary General Meeting of Shareholders of the Issuer that passed the Resolution on Increasing the Registered Capital of the Company, was drawn up);

If the set procedure used in determining the number of shares that a person having a preemptive right to purchase shares may acquire produces a fractional number, that person shall be entitled to purchase, in addition to whole shares entitlement, such a fraction of a share (fractional share) that corresponds to the calculated fractional value.

A fractional share shall confer such rights to its owner as correspond to the fraction that it represents of a whole share of the same category, on a pro rata basis.

3. The procedure for the execution of pre-emptive rights for the acquisition of Shares and the period of validity attached to such rights:

The date of drawing up of the list of those persons having pre-emptive rights to acquire securities being offered is: October 11, 2012.

Pursuant to Articles 40, 41 of the Federal Law “On Joint Stock Companies”, the shareholders of the Issuer – the holders of ordinary shares, with entitlement to attend the extraordinary General shareholders’ meeting of the Company held on November 16, 2012, – at which the Resolution on Increasing the registered capital of the Company was passed, have the preemptive right to purchase additional shares of the Issuer according to the amount of ordinary shares of the Issuer held by each of them on a pro rata basis.

The allocation of shares to persons having a pre-emptive right for the acquisition of placed Shares shall be made on the grounds of written applications from such persons (hereinafter referred to as “Applicants” or “Applicant” in the singular), for an acquisition of the offered shares, by them.

The time period during which such applications should be made to the Issuer (hereinafter referred to as the Term of the pre-emptive right) is 70 (seventy) days. The Term of the pre-emptive rights period shall commence upon full execution of the Issuer’s duties regarding giving notice of the pre-emptive right, i.e. on completion of the last of the following actions by the Issuer: publication of the Notice on the pre-emptive right in the Rossiyskaya Gazeta newspaper and posting of Notice of the pre-emptive right on the Issuer’s Internet websites: www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

An Applicant may exercise its pre-emptive right in full or in part by means of submitting an Application to the Issuer.

The Application shall include the following data:

– the title “Application for purchase of JSC RusHydro Shares in the exercise of the preemptive right”;

– name, patronymic, surname (full corporate name) of the party having the pre-emptive right for acquisition of Shares being placed;

– place of residence (location) of the person having the pre-emptive right for acquisition of Shares being placed;

– for individual persons – passport particulars (date and place of birth, series, number and issue date, name of the issuing authority);

– for legal entities – data of the state registration of a legal entity (including, for Russian legal entities – information on state registration of a legal entity / registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number);

– number of the offered Shares to be purchased;

– reference to the document attached to the Application confirming the Applicant’s payment for the offered Shares.

It is recommended that the Application includes the following data:

– taxpayer identification number of the person having the pre-emptive right for acquisition of securities being placed (if any);

– method of payment for Shares (monetary assets, non-monetary assets or monetary assets and non-monetary assets combined), wherever the Shares are paid for in a non-monetary way the following information shall be provided:

a) class, category (type), form, par value, number, state registration number of securities issue to be transferred in payment for the Shares, name of issuer of such securities, estimated value of such securities in the Applicant’s opinion;

b) for each object of non-monetary assets – indication of the estimated monetary value in the Subscriber’s opinion in respect of which the Applicant undertakes to effect payment for the Shares being placed, provided that the estimated monetary value of the said non-monetary assets determined by the Issuer’s Board of Directors corresponds to the estimated monetary value of such assets, specified by the Applicant in its Application. The Applicant may specify monetary value in roubles of the Russian Federation;

c) personal account details in the register of the joint stock company securities holders, as specified in clause 8.6 of the Resolution on Additional Issue of Shares, whose securities are transferred to pay for the Shares (depositary account details of the Applicant’s ultimate nominee holder with indication of all required account details for transfer of such securities) for the eventuality of a difference between the value of non-monetary assets deposited to pay for the Shares and the value of Shares paid for by the Applicant being returned in accordance with the procedure specified in clause 8.6 of the Resolution on Additional Issue of Shares.

– the number of the Applicant’s personal account in the register of securities holders of the Issuer for transfer of the Shares being acquired to this account. If the Shares are to be credited to a nominee’s account in the register of securities holders of the Issuer – full corporate name of the depository (hereinafter also referred to as the First Level Depository), information on the state registration of this depositary (OGRN (Primary State Registration Number), name of the registration authority, date of the state registration and of entering of the depository in the EGRUL (Unified State Register of Legal Entities), Applicant’s depositary account number, number and date of the depositary agreement executed between this depository and the Applicant. In case the Applicant’s depository account is maintained by a nominee holder who in turn is a bailor of the First Level Depository, the Application shall include the full corporate name of the mentioned nominee holder, information on state registration of the indicated nominee holder (hereinafter also referred to as the Second Level Depository) (OGRN, name of the registration authority, date of the state registration and date of depository entering in the EGRUL), the Applicant’s depositary account number, number and date of the depository agreement entered into by the depository and the Applicant, the full legal name of the First Level Depository, details of the inter-depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with whom the Applicant has the depository account);

– the Applicant’s bank details to be used in the case of return of monetary assets;

– contact details of the Applicant (postal address, phone and fax with the area code, e-mail) to inform the Applicant of the decision on its Application.

The Application shall be accompanied with a document confirming payment for the Shares with monetary assets, and (or) documents, confirming transfer of securities used as payment for securities being placed in the depositary account of the Issuer (notice on transaction in the personal account and (or) depositary account), indicated in clause 8.6 of the Resolution on Additional Issue of Shares.

The list of property to be used to pay for the securities:

Ordinary Shares of the following joint-stock companies:

– JSC Ust-Srednekanskaya HPP (OGRN 1074910002310);

– JSC RAO Energy System of East (OGRN 1087760000052);

– JSC SEC (OGRN 1096501006030);

– JSC Irkutsk electricity company (OGRN 1093850013762);

– JSC Irkutskenergo (OGRN 1023801003313).

Securities of the joint-stock companies being transferred as payment for the Shares specified in this clause shall be free of any third parties’ rights and shall neither be encumbered with any obligations nor be the subject of any dispute or arrest.

Recommended Application form is posted on the Issuer’s website on the Internet at: Securities issue documents section at www.rushydro.ru.

The Applicant shall pay for the Shares being acquired in accordance with procedure specified in clause 8.6 of the Resolution on Additional Issue of Shares.

If the Applicant has an intention of paying for Shares with non-monetary assets, then within the Term of the preemptive right and no later than 20 days before the end of the Term of the preemptive right, in accordance with Article 77 of the Federal Law “On Joint Stock Companies” the Board of Directors of the Issuer determines the market value of property used as payment for Shares pursuant to procedure for exercising a pre-emptive right for acquisition of placed Shares.

No later than 5 (five) days from the date of the resolution of the Board of Directors on the determination of the market value of property used as payment for Shares, the Issuer shall disclose the information in such a resolution on the Interfax newsline and on the Internet websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

In this connection, in case of payment for Shares in non-monetary assets, until the moment when the Board have determined the marker value of property used as payment for Shares, it is deemed that the Applicant confirmed their agreement with monetary evaluation of the non-monetary assets used as payment for Shares which will be subsequently determined by the Board of Directors of the Issuer in accordance with articles 34 and 77 of the Federal Law “On Joint Stock Companies”.

An Application shall be signed by the person having the pre-emptive right for acquisition of Shares being placed (or by its authorized representative subject to attachment of the original or a certified copy of a duly executed power of attorney or any other document confirming the authority of the representative) and bearing the seal impress for legal persons (if any).

If the Application is drawn up in a foreign language then this Application shall mandatorily be accompanied with a translation of the text contained in this resolution in the Russian language with the translator’s signature certified by a notary in the order provided for by the relevant legislation of the Russian Federation. The requirement for the mandatory translation of the text contained in an Application made in a foreign language shall not be applicable in cases where this Application is made in two or more languages, one of which is the Russian language, and when the Russian language used to draw up this Application takes precedence over other languages used to draw up the Application with a clear indication to this effect in the Application.

If the Application is signed by the Applicant’s authorized representative, this Application shall be accompanied with the original or a certified copy of the Power of Attorney, executed in accordance with article 185 of the Civil Code of the Russian Federation. Where this Power of Attorney is drawn up in a foreign language, a translation into the Russian language of the text contained in it, with the translator’s signature certified by a notary according to the procedure provided for by the relevant legislation of the Russian Federation, must be attached thereto. The requirement for the mandatory translation of the text contained in the Power of Attorney made in a foreign language shall not be applicable in cases where this Power of Attorney is made in two or more languages, one of which is the Russian language, and when the Russian language used to draw up this Power of Attorney takes precedence over other languages used to draw up the Power of Attorney with a clear indication to this effect in the Power of Attorney.

If, according to the requirements of the Applicant’s legislation, the Applicant acquires the Shares in the quantity stipulated in the Application with the prior approval of a competent executive body of the Applicant (Board of Directors / Supervisory Board, General shareholders’ meeting / General participants’ meeting or another management body as per Applicant’s incorporation documents),it is recommended that the person submitting the Application shall attach a copy of the appropriate resolution approving the acquisition of placed shares transaction, in the Russian language. If the abovementioned resolution is drawn up in a foreign language, this resolution shall mandatorily be accompanied with a translation of the text contained in this resolution to the Russian language; the translator’s signature shall be certified by a notary in the order provided for by the relevant legislation of the Russian Federation. The requirement for the mandatory translation of the text contained in the resolution approving a transaction to acquire the Shares drawn up in a foreign language shall not be applicable in those cases, when this offer is made in two or more languages, one of which is the Russian language and when the Russian language used in this resolution takes precedence over other languages, used in the resolution with a clear indication to this effect in the resolution.

The Applicant shall be liable for the reliability of the information contained in the Application and its conformity to the information entered in the Issuer’s Register of Shareholders.

The applications shall be accepted every day, except for Saturday, Sunday and official holidays, from 10 a.m. till 5 p.m. (Moscow time), at the following address: 107014, Moscow, Stromynka Str., 4, bld. 1, Limited Liability Company Depository and Corporate Technologies. Postal address for submission of Applications: 107014, Moscow, 4, bld. 1, Stromynka Str., Limited Liability Company Depository and Corporate Technologies. Contact phone number: (495) 641-30-31, 641-30-32, 641-30-33.

Applications shall be registered in the Applications register indicating the date of receipt for each Application.

The Issuer is entitled to deny the person submitting the application the possibility of exercising his / her pre-emptive right, in the following cases:

– the Application does not meet the requirements stipulated in clause 8.5 of the Resolution on Additional Issue of Shares;

– the Application makes it impossible to identify the person on whose behalf the Application has been submitted as a person having the pre-emptive right to purchase the Shares being placed;

– the Application is received by the Issuer after the end of the Term of the pre-emptive right;

– the abovementioned documents confirming payment for the Shares are not attached to the Application.

In case the Issuer refuses to accept the Application, the monetary and(or) non-monetary assets received by the Issuer as payment for the shares, shall be refunded to the Applicant with the bank details specified in the Application in non-cash form (in the case of monetary payment), and (or) in accordance with the procedure specified in clause 8.6 of the Resolution on Additional Issue of Shares (in the case of non-monetary payment) within 60 (sixty) days after the expiry date of the Term of the pre-emptive right.

In case the number of shares specified in the Application is less than the number of shares paid for as shown by documents confirming payment for shares being placed, the Issuer will allot the Applicant the whole number of shares specified in the Application. In the case of monetary payment for shares – the Issuer shall within 60 (sixty) days after the expiration date of Term of the pre-emptive right return to the Applicant the amount of monetary assets in excess of the value of the placed shares, the number of which is specified in the Application, and which were received by the Issuer as payment for the shares, using the bank details provided in the Application and if no bank details were provided in the Application then to the bank accounts specified in the Applicant’s statement on monetary assets return. In the case of non-monetary payment for shares – the Issuer shall, within 60 (sixty) days after the expiration date of the Term of the pre-emptive right, return to the Applicant the difference between the value of property in return for the Shares and the value of the Shares specified by the Applicant for acquisition (an advance payment) according to the procedure specified in clause 8.6 of the Resolution on Additional Issue of Shares.

In case the number of Shares specified in the Application will be more than the number of Shares paid as provided in the instrument confirming payment of placed shares, the Applicant shall be deemed to have exercised its preemptive right to purchase Shares for the whole number of Shares paid for.

In case the number of Shares specified in the Application exceeds the number of Shares which the Applicant is entitled to purchase, the Application, subject to compliance with all other requirements, shall be satisfied in the maximum possible whole number of Shares for such a person under the settlement procedure specified below. In case of monetary payment for the shares – the Issuer shall within 60 (sixty) days after the expiration date of Term of the pre-emptive right, return the Applicant the amount of monetary assets in excess of the value of the maximum number of Shares that may be acquired by the said Applicant, received by the Issuer as payment for the Shares using the bank details provided in the Application. In case of non-monetary payment for the shares – the Issuer shall, within 60 (sixty) days after the expiration date of Term of the pre-emptive right, return the Applicant the difference between the value of property in return for the Shares and the value of the maximum number of Shares that may be acquired by the said Applicant (an advance payment) according to the procedure specified in clause 8.6 of the Resolution on Additional Issue of Securities.

In exercising the preemptive right to purchase Shares being offered by persons entitled to such a preemptive right, Shares subscription Agreements are made, including agreements to purchase securities of a foreign issuer placed under foreign laws (hereinafter referred to as the Depository Bank) and conferring rights in respect of the Shares of the Issuer (hereinafter referred to as Depository Receipts) as specified below.

As the issue of Depository Receipts is not subject to state registration in the Russian Federation, Depository Receipts shall solely be placed outside the Russian Federation and no such receipts may or will be placed by the Issuer or publicly traded on the territory of the Russian Federation. Placement of Shares by means of issuing Depository Receipts shall be conducted under a contract made by and between the Issuer and The Bank of New York Mellon (hereinafter referred to as the Depository Bank), for the purposes of the issuing of Depository Receipts by the Depository Bank.

Placement of Shares by means of the issuing of Depository Receipts shall only be possible if the Issuer has permission for the issue of, and trade in securities outside the Russian Federation duly issued by the Financial Markets Federal Agency as required by the laws of the Russian Federation for issuing and subsequent trading in Shares outside the Russian Federation.

Offering of the Issuer’s shares by means of foreign securities issue shall be deemed a transfer of shares of the Issuer to the personal account (depository account, another account stipulated by the

Russian Federal Law on Securities Market) at that Depository Bank which under the relevant foreign laws is the issuer of the respective Depository Receipts.

A Shares Subscription Agreement with a person having the pre-emptive right for acquisition of Shares shall be deemed concluded upon receipt by the Issuer of the Application supplemented with a document confirming payment for the Shares with monetary assets and (or) documents, confirming transfer of securities (non-monetary assets) used as payment for the Shares from Applicant’s personal account (depositary account) to the depositary account of the Issuer (notices on transaction in the personal account and (or) depositary account).

Provided that, – where an Application supplemented with the documents confirming payment, – it is submitted to the Issuer before the Placement Opening Date in respect of the Shares, the Shares Subscription Agreement shall be deemed concluded on the Placement Opening Date.

Upon entering into the Shares Subscription Agreement with a person exercising a pre-emptive right for acquisition of the securities being placed, as may be mutually agreed by the Applicant and the Issuer in accordance with Article 434 of the Civil Code of the Russian Federation, the agreement may be executed in a single document signed by the parties in the number of copies as agreed on by the parties.

Applicants may sign the Shares Subscription Agreements within the Term of the pre-emptive right any day from 10 a.m. till 5 p.m., Moscow time, excluding Saturdays, Sundays and official holidays, at the address: Russian Federation, Moscow, Malaya Dmitrovka Str., 7, JSC RusHydro. The Agreement shall be signed within 20 (twenty) days from the date of the Applicant’s request. At the same time, in case of non-monetary payment for the Shares being placed, it is recommended to make arrangement for signing the said Agreement at least 20 (twenty) days before the expiration date of the pre-emptive right Term.

Transfer of Shares acquired in respect of exercise of the pre-emptive right for Shares acquisition shall be effected only after their full payment.

Obligation to pay for Shares shall be deemed fulfilled upon completed transfer of monetary assets to the settlement account of the Issuer and (or) transfer of non-monetary assets to the Issuer’s ownership following the procedure specified below.

Details of the bank accounts for the remittance of monetary assets used for payment of the Shares:

Full corporate name: Open Joint Stock Company Sberbank of Russia

Abbreviated corporate name: JSC Sberbank of Russia

Location: Russia, 117997, Moscow, Vavilova Str., 19

Bank details of the accounts to which the monetary assets paid for the securities shall be transferred: Settlement account No. 40702810400020107810

Correspondent account No. 30101810400000000225

BIC 044525225

Bank INN 7707083893

Payment for the Shares being placed with non-monetary assets shall be performed by transfer of the joint-stock companies’ securities to the Issuer, specified herein in the order provided by the relevant legislation of the Russian Federation. In this case the date of payment for the Shares shall be considered to be the date of the transaction of transferal to the depository account of the Issuer with the nominee holder specified in this clause, or to the account which is to be disclosed in the order stipulated by this clause.

Upon payment for the Shares being placed with the monetary assets, the Applicant / Subscriber is recommended to send to the Issuer a note within 5 days before the Application / Offer submission to the following e-mail addresses simultaneously: ZavalkoMV@gidroogk.ru, SorokinRYU@gidroogk.ru and NovgorodtsevAYu@gidroogk.ru a notice to the Issuer on the intention to pay for the Shares with non-monetary assets, to allow the Issuer to give a remittance order to the Issuer’s depository for transfer of securities of the other issuers (non-monetary assets) to his depository account. Such a notice shall include:

– last name, name, patronymic (full corporate name) of person of the Applicant / Subscriber;

– for individual persons – passport particulars (date and place of birth, series, number and issue date, name of the issuing authority);

– for legal entities – data of the state registration of a legal entity (including (for Russian legal entities) information on state registration of a legal entity / registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number));

– number of acquired Shares:

– name of the joint stock company / joint-stock companies, from the companies specified in this clause, shares of which are to be transferred to the Issuer as payment for the Shares;

– number of shares of the joint stock company / joint-stock companies from the companies specified in this clause, whose shares are to be transferred to the Issuer as payment for the Shares, state registration number of issue (additional issue) and date of its assignment;

– full corporate name of the depository (hereinafter referred to as the first level Depository), data on state registration of such a depository (OGRN, name of the state registration authority, date of state registration and depository entering in the EGRUL), number of the Applicant’s depository account, number and date of depository agreement concluded between the depository and the Applicant / Subscriber. In case the Applicant’s depository account is maintained by a nominee holder who in turn is a bailor of the First Level Depository, the Application shall include the full corporate name of the mentioned nominee holder, information on state registration of the indicated nominee holder (hereinafter also referred to as the Second Level Depository) (OGRN, name of the registration authority, date of the state registration and date of depository’s entry in the EGRUL), the Applicant’s depositary account number, number and date of the depository agreement entered into by the depository and the Applicant, the full legal name of the First Level Depository, details of the inter-depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with whom the Applicant has the depository account);

– contact information of the Subscriber (phone number with indication of city code, e-mail).

The shares of the joint-stock companies specified in this clause shall be subject to transferal to the depository account of the Issuer using the following details:

Full company name of depository: Limited Liability Company Depositary and Corporate Technologies

Location: 107014, Moscow, Stromynka str., 4, bld. 1

State registration data: OGRN 1057746181272 dated 08.02.2005, issued by the Interdistrict Inspectorate of Federal Tax Service No. 46 of Moscow

Postal address: 107014, Moscow, Stromynka str., 4, bld. 1

Contact phone number: (495) 641-30-31, 641-30-32, 641-30-33

Number of license of securities market professional participant to perform depositary activities: 117-11151-000100

License issue date: 03.04.2008

License validity: unlimited

The issuing authority: FSFM (Federal Service for Financial Markets) of Russia

Depository agreement: No.  dated 08.08.2006

Number of depository account: B00000010

or using other details, information which is to be disclosed by the Issuer within the following time period after the passing of the resolution by the Issuer’s authorized body on the transfer of shares to joint-stock companies using the following details:

– in the Interfax newsline – within 1 (one) day;

– on the Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

With non-monetary payment for shares being placed – with the shares of the joint-stock companies specified in this clause, all expenses related to transfer of securities as payment for the Shares being placed to the depository account of the Issuer shall be borne by the Applicant / Subscriber.

The results of the exercise of the preemptive rights to purchase Shares shall be assessed by Issuer’s Board Chairman within 5 (five) days after the end of the Term of the preemptive right.

The Issuer shall disclose the results of the exercise of the preemptive right in the form of an announcement published within the following time frame after the date when the results of the exercise of the preemptive right become known to the Issuer:

– on the Interfax newsline – within 4 (four) days;

– on the website: – http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – within 5 (five) days.

The texts of the Resolution on Additional Issue of Securities and Prospectus of securities will be publicly available at www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

They can be reviewed or copies of them can be provided for a charge not exceeding the costs of copying the stated documents, not later than 7 days after the date of submission of the corresponding request at the address: Russian Federation, Moscow, Malaya Dmitrovka Str., 7 (in the office of the sole executive body of JSC RusHydro).

Placing a certain number of shares under the remit of exercising a pre-emptive right to acquire the Shares being placed (i.e. when they are acquired by persons having the pre-emptive right to acquire these Shares) is intended to be performed, – including when placed outside the Russian Federation – by means of offering the applicable foreign securities which confer rights relating to the Shares in accordance with foreign laws.

Contact phone numbers:

JSC Registrar R.O.S.T. (the registrar of JSC RusHydro): 8 800 555 99 97, the phone call within Russia IS TOLL FREE.

JSC RusHydro: (495) 225-32-32 ext. 1025 (Maksim Zavalko) or 1821 (Roman Sorokin), or 2204 (Anton Novgorodtsev).

Chairman of the Management Board, JSC RusHydro	E. V. Dod